Exhibit 99.1

sTRAtegic eDUCATION, iNC. REPORTs FiRsT QUARTER 2024 rESULTS

HERNDON, Va., April 25, 2024 — Strategic Education, Inc. (Strategic Education) (NASDAQ: STRA) today announced financial results for the period ended March 31, 2024.

“As we begin a new year, we are pleased with strength across our business and proud of the organization’s ongoing commitment to the success of our students,” said Karl McDonnell, Chief Executive Officer of Strategic Education. “The U.S. Higher Education segment delivered another quarter of strong growth driven by employer affiliated enrollment; the Education Technology Services segment continued to see strength, including from Sophia subscriptions; and the Australia/New Zealand segment returned to total enrollment growth.”

STRATEGIC EDUCATION CONSOLIDATED RESULTS

Three Months Ended March 31

•	Revenue increased 13.1% to $290.3 million compared to $256.6 million for the same period in 2023. Revenue on a constant currency basis, which is a non-GAAP financial measure, increased 13.9% to $292.3 million in the first quarter of 2024 compared to $256.6 million for the same period in 2023. For more details on non-GAAP financial measures used in this press release, refer to the information in the Non-GAAP Financial Measures section of this press release.

•	Income from operations was $41.4 million or 14.2% of revenue, compared to loss from operations of $1.3 million for the same period in 2023. Adjusted income from operations, which is a non-GAAP financial measure, was $35.8 million compared to $8.2 million for the same period in 2023. The adjusted operating income margin, which is a non-GAAP financial measure, was 12.4% compared to 3.2% for the same period in 2023.

•	Net income was $29.7 million compared to net loss of $2.0 million for the same period in 2023. Adjusted net income, which is a non-GAAP financial measure, was $26.7 million compared to $5.8 million for the same period in 2023.

•	Adjusted EBITDA, which is a non-GAAP financial measure, was $54.3 million compared to $27.2 million for the same period in 2023.

•	Diluted earnings per share was $1.23 compared to diluted loss per share of $0.09 for the same period in 2023. Adjusted diluted earnings per share, which is a non-GAAP financial measure, increased to $1.11 from $0.24 for the same period in 2023. Adjusted diluted earnings per share on a constant currency basis, which is a non-GAAP financial measure, was $1.11. Diluted weighted average shares outstanding increased slightly to 24,060,000 from 24,023,000 adjusted diluted weighted average shares outstanding, which is a non-GAAP financial measure, for the same period in 2023.

U.S. Higher Education Segment Highlights

•	The U.S. Higher Education segment (USHE) is comprised of Capella University and Strayer University.

•	For the first quarter, student enrollment within USHE increased 9.8% to 87,731 compared to 79,935 for the same period in 2023.

•	For the first quarter, FlexPath enrollment was 23% of USHE enrollment compared to 21% for the same period in 2023.

•	Revenue increased 11.3% to $219.2 million in the first quarter of 2024 compared to $196.9 million for the same period in 2023, driven by higher first quarter enrollment.

•	Income from operations was $28.0 million in the first quarter of 2024 compared to $9.6 million for the same period in 2023. The operating income margin was 12.8%, compared to 4.9% for the same period in 2023.

Education Technology Services Segment Highlights

•	The Education Technology Services segment (ETS) is comprised primarily of Enterprise Partnerships, Sophia Learning, and Workforce Edge.

•	For the first quarter, employer affiliated enrollment was 29.2% of USHE enrollment compared to 26.3% for the same period in 2023.

•	For the first quarter, average total subscribers at Sophia Learning increased approximately 42% from the same period in 2023.

•	As of March 31, 2024, Workforce Edge had a total of 68 corporate agreements, collectively employing approximately 1,470,000 employees.

•	Revenue increased 29.8% to $23.6 million in the first quarter of 2024 compared to $18.2 million for the same period in 2023, driven by growth in Sophia Learning subscriptions and employer affiliated enrollment.

•	Income from operations was $10.1 million in the first quarter of 2024 compared to $5.8 million for the same period in 2023. The operating income margin was 42.7%, compared to 31.8% for the same period in 2023.

Australia/New Zealand Segment Highlights

•	The Australia/New Zealand segment (ANZ) is comprised of Torrens University, Think Education, and Media Design School.

•	For the first quarter, student enrollment within ANZ increased 4.8% to 20,197 compared to 19,269 for the same period in 2023.

•	Revenue increased 14.1% to $47.4 million in the first quarter of 2024 compared to $41.5 million for the same period in 2023, driven by higher first quarter enrollment and revenue-per-student. Revenue on a constant currency basis, which is a non-GAAP financial measure, increased 19.1% to $49.4 million in the first quarter of 2024 compared to $41.5 million for the same period in 2023, driven by higher first quarter enrollment and revenue-per-student.

•	Loss from operations was $2.3 million in the first quarter of 2024 compared to loss from operations of $7.2 million for the same period in 2023. Loss from operations on a constant currency basis, which is a non-GAAP financial measure, was $2.2 million in the first quarter of 2024 compared to loss from operations of $7.2 million for the same period in 2023.

Balance Sheet and Cash Flow

At March 31, 2024, Strategic Education had cash, cash equivalents, and marketable securities of $253.6 million, and $61.3 million outstanding under its revolving credit facility. For the first three months of 2024, cash provided by operations was $77.6 million compared to $35.2 million for the same period in 2023. Capital expenditures for the first three months of 2024 were $9.2 million compared to $8.3 million for the same period in 2023.

For the first quarter of 2024, consolidated bad debt expense as a percentage of revenue was 4.2%, compared to 3.8% of revenue for the same period in 2023.

COMMON STOCK CASH DIVIDEND

Strategic Education announced today that it declared a regular, quarterly cash dividend of $0.60 per share of common stock. This dividend will be paid on June 3, 2024 to shareholders of record as of May 24, 2024.

CONFERENCE CALL WITH MANAGEMENT

Strategic Education will host a conference call to discuss its first quarter 2024 results at 10:00 a.m. (ET) today. This call will be available via webcast. To access the live webcast of the conference call, please go to www.strategiceducation.com in the Investor Relations section 15 minutes prior to the start time of the call to register. An earnings release presentation will also be posted to www.strategiceducation.com in the Investor Relations section. Following the call, the webcast will be archived and available at www.strategiceducation.com in the Investor Relations section. To participate in the live call, investors should register here prior to the call to receive dial-in information and a PIN.

About Strategic Education, Inc.

Strategic Education, Inc. (NASDAQ: STRA) (www.strategiceducation.com) is dedicated to helping advance economic mobility through higher education. We primarily serve working adult students globally through our core focus areas: 1) U.S. Higher Education, including Capella University and Strayer University, each institutionally accredited, and collectively offer flexible and affordable associate, bachelor’s, master’s, and doctoral programs including the Jack Welch Management Institute at Strayer University, and non-degree web and mobile application development courses through Strayer University’s Hackbright Academy and Devmountain; 2) Education Technology Services, developing and maintaining relationships with employers to build education benefits programs providing employees access to affordable and industry-relevant training, certificate, and degree programs, including through Workforce Edge, a full-service education benefits administration solution for employers, and Sophia Learning, enabling education benefits programs through low-cost online general education-level courses that are ACE-recommended for college credit; and 3) Australia/New Zealand, comprised of Torrens University, Think Education, and Media Design School that collectively offer certificate and degree programs in Australia and New Zealand. This portfolio of high quality, innovative, relevant, and affordable programs and institutions helps our students prepare for success in today’s workforce and find a path to bettering their lives.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “may,” “will,” “forecast,” “outlook,” “plan,” “project,” “potential” and other similar words, and include all statements that are not historical facts, including with respect to, among other things, the future financial performance and growth opportunities of Strategic Education; Strategic Education’s plans, strategies and prospects; and future events and expectations. The statements are based on Strategic Education’s current expectations and are subject to a number of assumptions, uncertainties and risks, including but not limited to:

•	the pace of student enrollment;

•	Strategic Education’s continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as other federal laws and regulations, institutional accreditation standards and state regulatory requirements;

•	rulemaking and other action by the Department of Education or other governmental entities, including without limitation action related to borrower defense to repayment applications, gainful employment, 90/10, and increased focus by the U.S. Congress on for-profit education institutions;

•	competitive factors;

•	risks associated with the opening of new campuses;

•	risks associated with the offering of new educational programs and adapting to other changes;

•	risks associated with the acquisition of existing educational institutions, including Strategic Education’s acquisition of Torrens University and associated assets in Australia and New Zealand;

•	the risk that the benefits of the acquisition of Torrens University and associated assets in Australia and New Zealand may not be fully realized or may take longer to realize than expected;

•	the risk that the acquisition of Torrens University and associated assets in Australia and New Zealand may not advance Strategic Education’s business strategy and growth strategy;

•	risks relating to the timing of regulatory approvals;

•	Strategic Education’s ability to implement its growth strategy;

•	the risk that the combined company may experience difficulty integrating employees or operations;

•	risks associated with the ability of Strategic Education’s students to finance their education in a timely manner;

•	general economic and market conditions; and

•	additional factors described in Strategic Education’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Many of these risks, uncertainties and assumptions are beyond Strategic Education’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, these forward-looking statements speak only as of the information currently available to Strategic Education on the date they are made, and Strategic Education undertakes no obligation to update or revise forward-looking statements, except as required by law. Actual results may differ materially from those projected in the forward-looking statements.

For more information contact:

Terese Wilke

Director of Investor Relations

Strategic Education, Inc.

(612) 977-6331

terese.wilke@strategiced.com

STRATEGIC EDUCATION, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(in thousands, except per share data)

	For the three months ended March 31,
	2023	2024
Revenues	$256,606	$290,250
Costs and expenses:
Instructional and support costs	152,938	157,709
General and administration	95,465	96,695
Amortization of intangible assets	3,532	—
Merger and integration costs	425	—
Restructuring costs	5,595	(5,510)
Total costs and expenses	257,955	248,894
Income (loss) from operations	(1,349)	41,356
Other income	398	1,794
Income (loss) before income taxes	(951)	43,150
Provision for income taxes	1,077	13,448
Net income (loss)	$(2,028)	$29,702
Earnings (loss) per share:
Basic	$(0.09)	$1.27
Diluted	$(0.09)	$1.23
Weighted average shares outstanding:
Basic	23,430	23,391
Diluted	23,430	24,060

STRATEGIC EDUCATION, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31, 2023	March 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$168,481	$222,116
Marketable securities	39,728	31,448
Tuition receivable, net	76,102	83,082
Other current assets	44,758	53,801
Total current assets	329,069	390,447
Property and equipment, net	118,529	116,419
Right-of-use lease assets	119,202	114,653
Marketable securities, non-current	483	—
Intangible assets, net	251,623	248,855
Goodwill	1,251,888	1,229,882
Other assets	54,419	54,980
Total assets	$2,125,213	$2,155,236

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$90,888	$99,245
Income taxes payable	2,200	10,659
Contract liabilities	92,341	128,503
Lease liabilities	24,190	23,316
Total current liabilities	209,619	261,723
Long-term debt	61,400	61,256
Deferred income tax liabilities	28,338	30,439
Lease liabilities, non-current	127,735	116,350
Other long-term liabilities	45,603	42,885
Total liabilities	472,695	512,653
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01; 32,000,000 shares authorized; 24,406,816 and 24,607,939 shares issued and outstanding at December 31, 2023 and March 31, 2024, respectively	244	246
Additional paid-in capital	1,517,650	1,519,291
Accumulated other comprehensive loss	(34,247)	(60,754)
Retained earnings	168,871	183,800
Total stockholders’ equity	1,652,518	1,642,583
Total liabilities and stockholders’ equity	$2,125,213	$2,155,236

STRATEGIC EDUCATION, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the three months ended March 31,
	2023	2024
Cash flows from operating activities:
Net income (loss)	$(2,028)	$29,702
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Gain on early termination of operating leases	—	(6,166)
Amortization of deferred financing costs	138	140
Amortization of investment discount/premium	3	(27)
Depreciation and amortization	14,651	11,069
Deferred income taxes	1,872	2,406
Stock-based compensation	5,632	5,329
Impairment of right-of-use lease assets	3,649	—
Changes in assets and liabilities:
Tuition receivable, net	(8,892)	(7,183)
Other assets	(10,891)	(7,950)
Accounts payable and accrued expenses	1,831	6,218
Income taxes payable and income taxes receivable	(4,613)	8,586
Contract liabilities	34,035	36,035
Other liabilities	(145)	(529)
Net cash provided by operating activities	35,242	77,630

Cash flows from investing activities:
Purchases of property and equipment	(8,270)	(9,188)
Purchases of marketable securities	(17,103)	—
Proceeds from marketable securities	1,960	8,220
Proceeds from other investments	457	—
Other investments	(118)	(34)
Cash paid for acquisition, net of cash acquired	(211)	—
Net cash used in investing activities	(23,285)	(1,002)

Cash flows from financing activities:
Common dividends paid	(14,755)	(14,734)
Net payments for stock awards	(4,964)	(3,686)
Net cash used in financing activities	(19,719)	(18,420)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(887)	(2,305)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(8,649)	55,903
Cash, cash equivalents, and restricted cash — beginning of period	227,454	181,925
Cash, cash equivalents, and restricted cash — end of period	$218,805	$237,828

STRATEGIC EDUCATION, INC.

UNAUDITED SEGMENT REPORTING

(in thousands)

	For the three months ended March 31,
	2023	2024
Revenues:
U.S. Higher Education	$196,895	$219,236
Australia/New Zealand	41,503	47,375
Education Technology Services	18,208	23,639
Consolidated revenues	$256,606	$290,250
Income (loss) from operations:
U.S. Higher Education	$9,589	$28,013
Australia/New Zealand	(7,182)	(2,255)
Education Technology Services	5,796	10,088
Amortization of intangible assets	(3,532)	—
Merger and integration costs	(425)	—
Restructuring costs	(5,595)	5,510
Consolidated income (loss) from operations	$(1,349)	$41,356

Non-GAAP Financial Measures

In our press release and schedules, we report certain financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules that follow reconcile the most directly comparable GAAP measure to each non-GAAP measure that we reference. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, total costs and expenses, income (loss) from operations, operating margin, income (loss) before income taxes, net income (loss), earnings (loss) per share or any other comparable financial measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Management uses certain non-GAAP measures to evaluate financial performance because those non-GAAP measures allow for period-over-period comparisons of the Company’s ongoing operations before the impact of certain items described below. Management believes this information is useful to investors to compare the Company’s results of operations period-over-period. These measures are Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA and Adjusted Diluted Earnings Per Share (EPS). We define Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS to exclude (1) amortization and depreciation expense related to intangible assets and software assets associated with the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, (2) integration expenses associated with the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, (3) severance costs, lease and fixed asset impairment charges, gains on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities, (4) income/loss recognized from the Company’s investments in partnership interests and other investments, and (5) discrete tax adjustments utilizing adjusted effective income tax rates of 30.0% and 29.5% for the three months ended March 31, 2023 and 2024, respectively. To illustrate currency impacts to operating results, Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS for the three months ended March 31, 2024 are also presented on a constant currency basis utilizing an exchange rate of 0.68 Australian Dollars to U.S. Dollars, which was the average exchange rate for the same period in 2023. We define EBITDA as net income (loss) before other income (expense), the provision for income taxes, depreciation and amortization, and from this amount in arriving at Adjusted EBITDA we also exclude stock-based compensation expense, amortization expense associated with deferred implementation costs incurred in cloud computing arrangements, and the amounts in (2) and (3) above. These non-GAAP measures are reconciled to the most directly comparable GAAP measures in the sections that follow. Non-GAAP measures should not be viewed as substitutes for GAAP measures.

STRATEGIC EDUCATION, INC.

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED REVENUE, ADJUSTED TOTAL COSTS AND EXPENSES, ADJUSTED INCOME FROM OPERATIONS, ADJUSTED OPERATING MARGIN, ADJUSTED INCOME BEFORE INCOME TAXES, ADJUSTED NET INCOME, AND ADJUSTED EPS

(in thousands, except per share data)

		For the three months ended March 31, 2023 Non-GAAP Adjustments
	As Reported (GAAP)	Amortization of intangible assets(1)	Merger and integration costs(2)	Restructuring costs(3)	Income from other investments(4)	Tax adjustments(5)	As Adjusted (Non-GAAP)
Revenues	$256,606	$—	$—	$—	$—	$—	$256,606
Total costs and expenses	$257,955	$(3,532)	$(425)	$(5,595)	$—	$—	$248,403
Income (loss) from operations	$(1,349)	$3,532	$425	$5,595	$—	$—	$8,203
Operating margin	-0.5%						3.2%
Income (loss) before income taxes	$(951)	$3,532	$425	$5,595	$(325)	$—	$8,276
Net income (loss)	$(2,028)	$3,532	$425	$5,595	$(325)	$(1,406)	$5,793

Earnings (loss) per share:
Diluted	$(0.09)						$0.24
Weighted average shares outstanding:
Diluted(6)	23,430						24,023

		For the three months ended March 31, 2024 Non-GAAP Adjustments
	As Reported (GAAP)	Amortization of intangible assets(1)	Merger and integration costs(2)	Restructuring costs(3)	Loss from other investments(4)	Tax adjustments(5)	As Adjusted (Non-GAAP)
Revenues	$290,250	$—	$—	$—	$—	$—	$290,250
Total costs and expenses	$248,894	$—	$—	$5,510	$—	$—	$254,404
Income from operations	$41,356	$—	$—	$(5,510)	$—	$—	$35,846
Operating margin	14.2%						12.4%
Income before income taxes	$43,150	$—	$—	$(5,510)	$212	$—	$37,852
Net income	$29,702	$—	$—	$(5,510)	$212	$2,282	$26,686

Earnings per share:
Diluted	$1.23						$1.11
Weighted average shares outstanding:
Diluted	24,060						24,060

(1)	Reflects amortization and depreciation expense of intangible assets and software assets acquired through the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.

(2)	Reflects integration expenses associated with the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.

(3)	Reflects severance costs, lease and fixed asset impairment charges, gains on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities.

(4)	Reflects income/loss recognized from the Company’s investments in partnership interests and other investments.

(5)	Reflects tax impacts of the adjustments described above and discrete tax adjustments related to stock-based compensation and other adjustments, utilizing adjusted effective income tax rates of 30.0% and 29.5% for the three months ended March 31, 2023 and 2024, respectively.

(6)	For the three months ended March 31, 2023, 593,000 shares issuable in connection with stock options, restricted stock and restricted stock units were excluded from the diluted loss per share calculation because the effect would have been anti-dilutive due to the Company’s net loss during the period.

STRATEGIC EDUCATION, INC.

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Q1 2024 AS ADJUSTED WITH CONSTANT CURRENCY

(in thousands, except per share data)

	As Adjusted (Non-GAAP)	Constant currency adjustment(1)	As Adjusted with Constant Currency (Non-GAAP)
Revenues	$290,250	$2,074	$292,324
Total costs and expenses	$254,404	$1,975	$256,379
Income from operations	$35,846	$99	$35,945
Operating margin	12.4%		12.3%
Income before income taxes	$37,852	$123	$37,975
Net income	$26,686	$86	$26,772

Earnings per share:
Diluted	$1.11		$1.11
Weighted average shares outstanding:
Diluted	24,060		24,060

(1)	Reflects an adjustment to translate foreign currency results for the three months ended March 31, 2024 at a constant exchange rate of 0.68 Australian Dollars to U.S. Dollars, which was the average exchange rate for the same period in 2023.

STRATEGIC EDUCATION, INC.

UNAUDITED NON-GAAP SEGMENT REPORTING

(in thousands)

	For the three months ended March 31,
	2023	2024
Revenues:
U.S. Higher Education	$196,895	$219,236
Australia/New Zealand	41,503	47,375
Education Technology Services	18,208	23,639
Consolidated revenues	256,606	290,250

Income (loss) from operations:
U.S. Higher Education	$9,589	$28,013
Australia/New Zealand	(7,182)	(2,255)
Education Technology Services	5,796	10,088
Amortization of intangible assets	(3,532)	—
Merger and integration costs	(425)	—
Restructuring costs	(5,595)	5,510
Consolidated income (loss) from operations	(1,349)	41,356

Adjustments to consolidated income (loss) from operations:
Amortization of intangible assets	3,532	—
Merger and integration costs	425	—
Restructuring costs	5,595	(5,510)
Total adjustments to consolidated income (loss) from operations	9,552	(5,510)

Adjusted income (loss) from operations by segment:
U.S. Higher Education	9,589	28,013
Australia/New Zealand	(7,182)	(2,255)
Education Technology Services	5,796	10,088
Total adjusted income from operations	$8,203	$35,846

STRATEGIC EDUCATION, INC.

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED EBITDA

(in thousands)

	For the three months ended March 31,
	2023	2024
Net income (loss)	$(2,028)	$29,702
Provision for income taxes	1,077	13,448
Other (income) expense	(398)	(1,794)
Depreciation and amortization	14,651	11,069
EBITDA (1)	13,302	52,425
Stock-based compensation	5,632	5,329
Merger and integration costs (2)	425	—
Restructuring costs (3)	6,095	(5,646)
Cloud computing amortization (4)	1,745	2,160
Adjusted EBITDA (1)	$27,199	$54,268

(1)	Denotes non-GAAP financial measures. Please see the information in the Non-GAAP Financial Measures section of this press release for more detail regarding these adjustments and management’s reasons for providing this information.

(2)	Reflects integration charges associated with the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.

(3)	Reflects severance costs, lease and fixed asset impairment charges, gains on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities. Excludes $0.5 million of depreciation and amortization benefit related to a gain on the sale of property and equipment for the three months ended March 31, 2023. Excludes $0.1 million of stock-based compensation expense for the three months ended March 31, 2024.

(4)	Reflects amortization expense associated with deferred implementation costs incurred in cloud computing arrangements.